Exhibit 99.1

RECEIVED IN LAKE CHARLES, LA JUN 21, 2005 ROBERT H. SHEMWELL, CLERK WESTERN DISTRICT OF LOUISIANA

IN THE UNITED STATES DISTRICT COURT

FOR THE WESTERN DISTRICT OF LOUISIANA

US UNWIRED INC.,

LOUISIANA UNWIRED L.L.C.,

TEXAS UNWIRED, and GEORGIA PCS

MANAGEMENT, L.L.C.,

Plaintiffs,

v.

SPRINT CORPORATION, SPRINT

SPECTRUM, L.P., WIRELESSCO, L.P.,

SPRINTCOM, INC., and NEXTEL

COMMUNICATIONS, INC.

Defendants.

}	Case No. CV05-1084 JUDGE MINALDI MAGISTRATE JUDGE WILSON

PLAINTIFFS’ MOTION FOR PRELIMINARY INJUNCTION

Plaintiffs US Unwired Inc. and its subsidiary Louisiana Unwired L.L.C. (collectively “US Unwired”), by their attorneys, respectfully move this Court pursuant to Federal Rule of Civil Procedure 65 for entry of an Order preliminarily enjoining defendant Sprint Corporation (“Sprint”) from proceeding with the anticipated merger with Nextel Communications, Inc. That merger will create a violation of the 1998 Agreement between Sprint and Louisiana Unwired (“1998 Louisiana Agreement”) by placing Sprint in direct competition in nine of eleven areas in which Sprint granted US Unwired the exclusive right in the 1998 Louisiana Agreement to own, build, operate and manage a wireless network. Sprint’s breach of the exclusivity provisions of the 1998 Louisiana Agreement will irreparably harm US Unwired.

In support of this motion, US Unwired refers this Court to its Memorandum of Law and the appendices to this motion, which include the declaration of Robert W. Piper, all of which have been filed contemporaneously herewith.

Dated: June 21, 2005	Respectfully submitted, US UNWIRED INC. LOUISIANA UNWIRED L.L.C.

	By:	/s/ John S. Bradford
One of their attorneys

Emmett C. Sole (La. Bar No. 12250)

John S. Bradford (La. Bar No. 03369)

STOCKWELL, SIEVERT, VICELLIO,

CLEMENTE & SHADDOCK, LLP

One Lakeside Plaza

Lake Charles, Louisiana 70601

Telephone: (337) 436-9491

Facsimile: (337) 493-7210

Chester T. Kamin

Jeffrey A. Koppy

Thomas P. Monroe

JENNER & BLOCK LLP

One IBM Plaza

Chicago, IL 60611

Telephone: (312) 222-9350

Facsimile: (312) 527-0484

IN THE UNITED STATES DISTRICT COURT

FOR THE WESTERN DISTRICT OF LOUISIANA

US UNWIRED INC.,

LOUISIANA UNWIRED L.L.C.,

TEXAS UNWIRED, and GEORGIA PCS

MANAGEMENT, L.L.C.,

Plaintiffs,

v.

SPRINT CORPORATION, SPRINT

SPECTRUM, L.P., WIRELESSCO, L.P.,

SPRINTCOM, INC., and NEXTEL

COMMUNICATIONS, INC.

Defendants.

}	Case No.

ORDER

THIS MATTER, coming before the Court on Plaintiffs US Unwired Inc. and Louisiana Unwired L.L.C.’s (collectively “US Unwired”) motion for a preliminary injunction, with the Court being fully advised in the premises, it is hereby ORDERED:

(1) A hearing on US Unwired’s motion for preliminary injunction shall take place on July         , 2005 at          a.m.

ENTERED:

By:
Judge

Dated: